UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014 (June 27, 2014)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2014, Neuralstem, Inc. (“Company”) held its 2014 Annual Meeting at 11:00 a.m. PDT at The Lodge at Torrey Pines, 11480 North Torrey Pines Road, La Jolla, California 92037. Only stockholders of record as of the close of business on April 30, 2014 (“Record Date”) were entitled to vote at the 2014 Annual Meeting. As of the Record Date, 86,762,455 shares of the Company’s common stock were outstanding and entitled to vote at the 2014 Annual Meeting, of which 70,639,996 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. Each of the two (2) Class III Director nominees to serve for a three-year term expiring at the 2017 Annual Meeting was elected based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
I. Richard Garr	25,159,638	122,900	45,357,458
Karl Johe, Ph.D	25,163,490	119,048	45,357,458

(b) Proposal 2. The ratification of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
70,153,744	323,102	163,150	0

(c) Proposal 3. The amendment to the Company’s amended and restated certificate of incorporation to increase the Company’s authorized capital by 150,000,000 shares of common stock was approved by the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
62,016,300	6,854,468	1,259,248	0

(d)	Proposal 4. The non-binding advisory vote on executive compensation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
21,316,632	3,581,797	384,109	45,357,458

(d) Proposal 5. The non-binding advisory vote on the frequency of holding future advisory votes on executive compensation received the following votes:

1 Year	2 Years	3 Years
11,329,751	1,403,082	12,224,880

In light of the stockholder voting results at the 2014 Annual Meeting, in which “3 Years” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors (the “Board”) has determined that future stockholder advisory (non-binding) votes on compensation of executives will occur every 3 years, commencing with the 2017 Annual Meeting of Stockholders of the Company and occurring every three years thereafter or until the Board determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2014	Neuralstem, Inc.

/s/ Richard Garr
By: Richard Garr
Chief Executive Officer